EXHIBIT 21



                                 SUBSIDIARIES OF
                           CREDITRISKMONITOR.COM, INC.


                                   STATE OF            % OF OWNERSHIP
            NAME                INCORPORATION     CREDITRISKMONITOR.COM, INC.
            ----                -------------     ---------------------------

Spicer's International, Inc.        Nevada                   100%

NGF Services, Inc.                  New York                 100%